UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                      October 19, 2007 (October 16, 2007)

                              CONCORD CAMERA CORP.
           ----------------------------------------------------------
             (Exact name of registrant as specified in its charter)

       New Jersey                                             13-3152196
----------------------------                              ----------------------
(State or other jurisdiction                              (I.R.S. Employer
 of incorporation)                                        Identification Number)

                                    0-17038
                           --------------------------
                            (Commission File Number)

                            4000 Hollywood Boulevard,
                             6th Floor, North Tower,
                            Hollywood, Florida 33021
               (Address of principal executive offices) (Zip Code)

                                 (954) 331-4200
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01. Entry into a Material Definitive Agreement.

As described in Item 2.03 below, on October 16, 2007, Concord Keystone Sales Corp. ("Keystone"), a wholly owned subsidiary of Concord Camera Corp. (the "Company"), entered into a Financing Agreement with The CIT Group/Commercial Services, Inc. ("CIT"). The disclosure provided in Item 2.03 of this current report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 16, 2007, Keystone entered into a Financing Agreement (the "Agreement") with CIT for a $15 million secured revolving line of credit (the "Credit Facility"), which includes a letter of credit ("L/C") sub-line of $10 million. The Credit Facility is secured by a first priority lien in CIT's favor on, among other things, Keystone's accounts receivable, other payment rights and inventory.

The Agreement has a one-year initial term with annual renewals thereafter, unless terminated by either party upon 30 days' written notice before the expiration of the initial term or any renewal term. Keystone may terminate the Agreement at any time upon 30 days' written notice to CIT. Under the terms of the Agreement, the borrowing base will consist of (i) 90% of the eligible accounts receivable plus (ii) the lesser of (a) a specified percentage of the sum of the eligible inventory and the eligible in-transit inventory or (b) 90% of the eligible accounts receivable, minus (iii) the amount of the availability reserves. All loans, advances and extensions of credit will be made at CIT's discretion.

Interest on the Credit Facility is payable monthly in arrears at the prime rate announced by JP Morgan Chase Bank plus 0.25% per annum, or in Keystone's discretion, at the one-month London Interbank Offered Rate (LIBOR) plus 2.25% per annum. Keystone will also be required to pay customary loan facility, credit line, annual renewal and L/C fees.

Upon the occurrence of certain events of default, including the Company ceasing to own and control 100% of Keystone's voting shares, CIT's obligation under the Agreement to make revolving loans and assist Keystone with opening L/C's shall cease and CIT may declare all obligations immediately due and payable (including principal and accrued but unpaid interest on all then-outstanding obligations).

The foregoing description of the Agreement and the Credit Facility made available to Keystone pursuant to the terms of the Agreement is a summary of their material terms. The description is qualified in its entirety by reference to the Agreement, which will be filed as an exhibit to the Company's quarterly report on Form 10-Q for the quarter ended September 29, 2007.


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

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           CONCORD CAMERA CORP.

Date:  October 19, 2007                     By: /s/ Scott L. Lampert
                                               ---------------------------------
                                               Scott L. Lampert, Vice President,
                                               General Counsel and Secretary


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